SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 16, 2004

WESTERN WATER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-18756	33-0085833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Washington Ave., Point Richmond, California	94801
(Address of Principal Executive Offices)	(Zip Code)

(510) 234-7400
Registrant’s Telephone Number,
Including Area Code

N/A
Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE
Exhibits Index:
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events and Regulation FD Disclosure.

     On March 16, 2004, the Board of Directors of Western Water Company (the “Registrant”) declared and paid a dividend to the holders of the Registrant’s Series C Convertible Redeemable Preferred Stock, par value $.001 per share (the “Series C Preferred Stock”). The Certificate of Designations of the Series C Preferred Stock, a copy of which is on file with the Commission, provides that the holders of the outstanding Series C Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, dividends at the annual rate of 7.25% of the stated value per share of Series C Preferred Stock. The Certificate of Designations further provides that the dividends shall be payable semi-annually on the 15th day of January and the 15th day of July. As previously reported, the Registrant had not declared dividends on either July 15, 2003 or January 15, 2004. The dividend that was declared on March 16, 2004, in the aggregate amount of $558,856.69, represents the semi-annual payments for July 15, 2003 and January 15, 2004.

     In connection with the declaration of the dividend, the Registrant and each of the holders of the Series C Preferred Stock entered into that certain Stockholder Loan And Security Agreement, dated as of March 16, 2004, pursuant to which the holders of the Series C Preferred Stock agreed to (i) lend to the Registrant the entire $558,856.69 proceeds of the dividend payment, and (ii) lend to the Registrant any and all dividends that the Registrant may declare on the Series C Preferred Stock with respect to the semi-annual periods ending July 15, 2004, January 15, 2005 and July 15, 2005. The foregoing $558,856.69 loan is evidenced by a Secured Promissory Note, dated March 16, 2004, and any future loans will be evidenced by additional promissory notes that are substantially identical to the Secured Promissory Note (the March 16, 2004 Secured Promissory Note and all subsequent substantially identical promissory notes are herein collectively referred to as the “Notes”). The Notes bear interest at the rate of eight percent (8%) per annum from each’s inception, compounded semi-annually on July 15th and January 15th of each year and computed on a 360-day year of twelve 30-day months. The entire principal balance plus all accrued and unpaid interest on the Notes shall be due and payable on August 31, 2005. In order to secure the repayment of the Notes and the performance of the Registrant’s obligations under the Stockholder Loan and Security Agreement, the Registrant granted to the holders of the Series C Preferred Stock a security interest in all of the assets, property and property rights owned by the Registrant in Douglas County, State of Colorado, which assets and property essentially constitutes the Registrant’s Cherry Creek Project.

     Documentation of the transactions described herein was completed and the representatives of the Registrant and the holders of the Series C Preferred Stock executed the documents effecting the transactions on March 31, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN WATER COMPANY

Date: April 1, 2004	By:	/S/ MICHAEL PATRICK GEORGE

Michael Patrick George Chairman, President & Chief Executive Officer

Exhibits Index:

99.1 Stockholder Loan And Security Agreement, dated as of March 16, 2004
99.2 Form of Secured Promissory Notes